Dated as of January 6, 2004

Angus C. Morrison
365 Stanyan Place
Alpharetta, GA 30022

         Re: CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

Dear Angus:

This letter (the "Agreement") will confirm the arrangements concerning your separation from employment with National Vision, Inc. (the "Company") under the National Vision, Inc. Severance Plan (the "Plan") and the Plan's Summary Plan Description (the "SPD," a copy of which is enclosed herein). It constitutes our entire understanding regarding the terms of your separation.

TERMINATION OF EMPLOYMENT. Your last day of employment with the Company will be January 6, 2004 (your "Severance Date"). You agree that on the Severance Date you will cease to be an officer of the Company and its subsidiaries and you hereby resign, as of the Severance Date, as an officer of the Company and as an officer and director of the Company's subsidiaries.

SEVERANCE BENEFITS. In exchange for your executing and returning this Agreement in a timely fashion and abiding by its terms, the Company will pay you a severance payment of one year of base salary for a total amount of $202,052 ("Severance Pay"). Severance Pay, less required withholdings and other deductions you previously authorized, will be paid in the manner described on page 4 of the enclosed SPD. Severance Pay will be adjusted or offset for payments under a change in control agreement you previously executed, if applicable. In addition, any payments to which you may be entitled under a change in control agreement will be adjusted or offset so that the combined total of payments you receive under this Agreement and under any change in control agreement shall not exceed the maximum of payments to which you would be entitled solely under the change in control agreement. The foregoing is not an admission by the Company that you are or may be entitled to payments under the change in control agreement. You acknowledge that you are not entitled to the Severance Pay described above except as consideration for your execution of this Agreement and that you must remain employed until your Severance Date to be eligible for Severance Pay.


                                                                  ______________
                                                          [Initials of Employee]

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Regardless of whether you sign this Agreement, the Company will:

- Pay you all accrued compensation (exclusive of equity compensation) that you have earned through your Severance Date (such accrued compensation includes amounts to which you are entitled under the Management Incentive Plan for 2003 (the "Plan") and a Performance Share Award Agreement dated as of October 25, 2001 (the "Award Agreement"), provided, however, that (a) you will be paid amounts , if any, due under the Plan and the Award Agreement at such time as the Company pays incentives generally to its officers for the 2003 fiscal year, and (b) you understand and agree that you will not be entitled to (and you expressly waive any rights you may have to) any payments under the Award Agreement for any performance period other than the 2002-2003 combined performance period;

- Pay you the additional sum of $4,500 representing the market value (as of the date of this Agreement) of vested options you have to acquire 2,250 shares of common stock of the Company pursuant to a stock option certificate and agreement dated as of October 25, 2001 (the "Option Agreement");

- Pay you, within 30 days of the "Determination Date" (as defined below), an amount equal to the product of (a) the number of options under the Option Agreement, if any, that the Compensation Committee of the Board of Directors of the Company (the "Committee") determines have vested in light of the financial results of the Company for 2003 and (b) the closing sale price (less $0.40) of the common stock of the Company on the American Stock Exchange as of the date the Committee makes such determination (the "Determination Date") or, if there is no such sale on the Determination Date, then the closing sale price (less $0.40) on the last previous day on which a sale was reported;

- Pay you, within 30 days of the Determination Date, an amount equal to the product of (a) the number of shares of common stock, if any, that the Committee determines to award under the Award Agreement in light of the financial results of the Company for 2003 and (b) the closing sale price of the common stock of the Company on the American Stock Exchange as of the Determination Date or, if there is no such sale on the Determination Date, then the closing sale price on the last previous day on which a sale was reported;

- Pay you for any accrued but unused vacation time to which you are entitled as of your Severance Date; and

- Provide you with information about your right to choose to take a distribution from the Company's 401(k) plan.

- Provide you (if eligible) with information about your right to continue health insurance coverage at your own expense in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

                                      -2-
                                                                 ______________
                                                          [Initials of Employee]

COVENANT NOT TO SUE AND RELEASE. You represent that you have not, and you agree that you will not, file any claims, complaints, charges, or lawsuits against the Company or any of its divisions, subsidiaries, affiliates, predecessors, successors, or assigns, or any of their present or former officers, directors, employees, owners, or agents, or any of their benefit plans or trustees (hereinafter collectively referred to as the "Releasees") about anything that has occurred up to the time you execute this Agreement. In addition, in further consideration of the Severance Pay described above, you hereby agree to release and discharge the Releasees from any and all claims, losses, expenses, liabilities, rights, and entitlements of every kind and description (collectively referred to as "Claims") you now have or have had, or may later claim to have had against them, whether currently known or unknown, arising out of anything that has occurred up to the time you execute this Agreement. You understand and agree that you will not be entitled hereafter to pursue any Claims arising out of any alleged violation of your rights, including but not limited to Claims for back pay, losses, or other damages to you or your property resulting from any alleged violation of municipal, county, state, or federal law, such as (but not limited to) Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e ET SEQ. (prohibiting discrimination on account of race, color, sex, national origin, or religion); the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss. 621 ET SEQ. (prohibiting discrimination on account of age); the Employee Retirement Income Security Act of 1974, as amended (ERISA), 29 U.S.C. ss. 1001 ET SEQ.; the Americans with Disabilities Act of 1990 (ADA), 42 U.S.C. ss.ss. 12101-12213 (prohibiting discrimination on account of disability); the Family and Medical Leave Act of 1993, 29 U.S.C. ss. 2601 ET SEQ.; 42 U.S.C. ss. 1981; the Georgia Equal Employment for Persons with Disabilities Code, O.C.G.A. ss.ss. 34-6A-1 to 34-6A-6 (prohibiting discrimination on account of disability); the Georgia Sex Discrimination in Employment Law, O.C.G.A. ss.ss. 34-5-1 to 34-5-7 (prohibiting sex-based discrimination in pay); the City of Atlanta Fair Private Employment Ordinance, Atlanta, Ga. Code of Ordinances ss.ss. 94-110 to 94-121 (prohibiting discrimination on account of race, color, creed, religion, sex, domestic relationship status, parental status, familial status, sexual orientation, national origin, gender identity, age, or disability); or any other federal, state, or local law, whether such Claims sound in tort or contract, and whether in law or equity. You also agree that each of the Award Agreement and the Option Agreement is of no force and effect and you release any Claims you may have under each such agreement.

You agree that you will not hereafter be entitled to any individual recovery or relief as a result of an action filed against the Company or any of its related or affiliated entities, or their officers, directors, employees, owners, agents, benefit plans, or trustees in any municipal, state, or federal court or agency (such as the Equal Employment Opportunity Commission or the Department of Labor) for or on account of anything that has occurred up to the time you execute this Agreement, including, but not limited to, anything that has occurred up to the present time as a result of your employment or the end of your employment with the Company. You also understand and agree that the Company will have no obligation to re-employ you.

For the purpose of implementing a full and complete release and discharge of the Releasees, you expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims that you do not know or suspect to exist in your favor at the time you sign this Agreement, and that this Agreement contemplates the extinguishment of any such Claim or Claims.


                                      -3-
                                                                 ______________
                                                          [Initials of Employee]

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Notwithstanding the general release and covenant not to sue set forth above, nothing herein shall constitute a release or waiver by you of (i) any claim or right you may have for unemployment compensation benefits or workers' compensation benefits, (ii) any claim or right you may have for benefit rights that have vested as of your Severance Date, (iii) any claim or right you may have for indemnification as an officer of the Company (or as an officer or director of any subsidiary of the Company) under applicable law or contract (including, without limitation, any claim or right you may have under the Restated Articles of Incorporation or the bylaws of the Company), (iv) any right you may have to be defended or to receive insurance coverage under any directors and officers insurance coverage which applies to directors and officers of the Company and which applies to you in your capacity as chief financial officer, or
(v) any claims or rights you may have under this Agreement. In addition, nothing herein shall affect (a) the terms of any existing contract you may for indemnification from the Company and (b) your right to be defended or to receive insurance coverage according to the terms of the Company's insurance for directors and officers.

OUTPLACEMENT SERVICES. The Company agrees to provide you with outplacement services from CMI International, Inc., or an outplacement firm of your choosing in an aggregate amount not to exceed $6,000. All such fees will be paid directly by the Company to the outplacement company.

INDEMNITY AND FORFEITURE. You agree that you will indemnify and hold the Releasees harmless from any loss, cost, damage, or expense (including attorneys' fees) incurred by them arising out of your breach of any portion of this Agreement. You also understand that your entitlement to and retention of the benefits the Company has agreed to provide you herein are expressly conditioned upon your fulfillment of your promises herein, and if you breach this Agreement, the Company may at its option immediately terminate your eligibility for any unpaid benefits under this Agreement (less $100) and initiate appropriate action to recover all benefits and monies previously paid to you as consideration for your signing this Agreement. You also understand that the Company shall be entitled to recover any actual damages caused by your actions in violation of this Agreement, and you agree to reimburse the Company or any other party released under this Agreement for any costs, including attorneys' fees, incurred by them as a result of your breach of this Agreement. You understand and agree that for purposes of this paragraph on indemnity and forfeiture only, the filing of an Age Discrimination in Employment Act (ADEA) charge or lawsuit challenging the validity of this Agreement shall not be considered a breach of this Agreement or otherwise constitute grounds for invoking the provisions of this paragraph on indemnity and forfeiture.

COOPERATION. You agree to be available to respond to future inquiries or reasonable requests for assistance from the Company related to matters arising during your employment.

                                      -4-
                                                                 ______________
                                                          [Initials of Employee]

NONDISPARAGEMENT. You agree not to do or say anything that criticizes or disparages the Company or the Company's management or practices, that disrupts or impairs the Company's normal, ongoing business operations, or that harms the Company's reputation with its employees, suppliers, or the public.

CONSIDERATION PERIOD. Because the arrangements discussed in this Agreement affect important rights and obligations, we advise you to consult with an attorney before you agree to the terms set forth herein. You have twenty-one
(21) days from the date you receive this Agreement within which to consider it, and you may take as much of that time as you wish before signing. If you decide to accept the benefits offered herein, you must sign this Agreement on or before the expiration of the 21-day period and return it to the Company (Attention:
Vice President Human Resources at National Vision, Inc., 296 Grayson Highway, Lawrenceville, Georgia 30045, or by telefax number 770/822-2039) by the close of business on the twenty-first day after you receive this Agreement. If you do not wish to accept the terms of this Agreement, you do not have to do anything.

REVOCATION RIGHTS. For a period of seven (7) days after you sign this Agreement, you may revoke it entirely. No rights or obligations contained in this Agreement shall become enforceable before the end of the seven-day revocation period. If you decide to revoke the Agreement, you must deliver to the Company (Attention:
Vice President Human Resources at National Vision, Inc., 296 Grayson Highway, Lawrenceville, Georgia, or by telefax number 770/822-2039) a signed notice of revocation on or before the last day of this seven-day period. Upon delivery of a timely notice of revocation, this Agreement shall be cancelled and void, and neither you nor the Company shall have any rights or obligations under it.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and, except as set forth in this paragraph, fully supersedes any and all prior agreements and understandings between the parties pertaining to the subject matter of this Agreement. You agree that you will continue to be bound by any confidentiality agreement you have previously entered into with the Company.

EFFECTIVE DATE. This Agreement shall become effective (the "Effective Date") eight (8) days after this Agreement, signed by you, is received by the Vice President Human Resources of the Company within the Consideration Period set forth above, unless it is revoked by you pursuant to the provisions set forth in the "Revocation Rights" section above.

NON-ADMISSION. This Agreement shall not in any way be construed as an admission or indication that the Company has engaged in any wrongful or unlawful conduct of any kind.

CONFIDENTIALITY OF THIS AGREEMENT. You agree that you will keep the terms, amount, and fact of this Agreement completely confidential, and that, except as required by law or authorized in writing by the Company, you will not hereafter disclose any information concerning this Agreement to anyone other than your immediate family members and your professional representatives who will be informed by you of, and be bound by, this confidentiality clause.


                                      -5-
                                                                 ______________
                                                          [Initials of Employee]

CONFIDENTIALITY OF COMPANY INFORMATION. You agree that you will maintain in strict confidence and not use or disclose any Trade Secrets (as defined under applicable law) or confidential business information of the Company following your Severance Date. Confidential business information shall not include any data or information that has been voluntarily disclosed to the public by the Company or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

NON-SOLICITATION OF COMPANY EMPLOYEES For a period of one (1) year after your Severance Date, you will not solicit or induce to leave employment with the Company anyone who is an employee of the Company or was an employee of the Company within one (1) year of your Severance Date.

RETURN OF COMPANY PROPERTY. You agree that you will promptly return all Company-owned property that is in your possession or under your control, including, but not limited to, office equipment, computers, software, hardware, credit cards, identification cards, keys, customer lists or information, research, and/or information about the Company's business and/or its operations.

CONSTRUCTION AND SEVERABILITY. This Agreement is made and entered into in the State of Georgia and shall in all respects be interpreted, enforced, and governed under the laws of Georgia. The Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. The provisions of this Agreement are severable, and the invalidity of any provision does not affect the validity of other provisions.

ACKNOWLEDGMENTS. If the terms of this Confidential Separation Agreement and General Release correctly set forth our agreement, please so indicate by signing in the appropriate space below and initialing each page of this Agreement where indicated. Your signature will be an acknowledgment that no other promise or agreement of any kind has been made to you by the Company to cause you to execute this Agreement, that you had a reasonable period of at least twenty-one
(21) days to review this letter and to consult with an attorney or other person of your choosing about its terms before signing it, that the only consideration for your signature is as indicated above, that you fully understand and accept this Agreement, that you are not coerced into signing it, and that you signed it knowingly and voluntarily because it is satisfactory to you.

Should you wish to accept the terms of this Agreement, a space below is provided for you to date and sign it.

Sincerely,

NATIONAL VISION, INC.



By:  Jeff Busbee
Vice President Human Resources
                                      -6-

                                                                 ______________
                                                          [Initials of Employee]

I have carefully read the above Confidential Separation Agreement and General Release, understand the meaning and intent thereof, and voluntarily agree to its terms this ______ day of _______________, 2004.


                                                 /s/ Angus C. Morrison
                                            ------------------------------------
                                                    (Signature)

                                           ------------------------------------
                                                    Angus C. Morrison







                                     -7-

                                                                 ______________
                                                          [Initials of Employee]

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